EXHIBIT 10.1


            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of May 15, 1997 is by and between BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders.

                                R E C I T A L S:

                  WHEREAS, Borrower, Agent and Lenders are parties to an Amended and Restated Credit Agreement dated as of December 30, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), pursuant to which Lenders have agreed to make loans and other extensions of credit to Borrower in accordance with the terms thereof;

                  WHEREAS, Borrower wishes, and Agent and Lenders are willing, to amend the Credit Agreement, subject the terms and conditions of this Amendment; and

                  WHEREAS, this Amendment shall constitute a Loan Document, these Recitals shall be construed as part of this Amendment and capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.  Amendment.  The  Credit   Agreement is  hereb  amended  as
follows:

         (a) The text "$3,000,000" contained in subsection 1.2(d) of the Credit Agreement is replaced with the text "$5,000,000".

         (b) The text "on the Effective Date in an aggregate amount not in excess of $3,000,000" contained in Section 1.7 of the Credit Agreement is replaced with the text "in an aggregate amount not in excess of $5,000,000".

         (c) The text "(including the Warrant)" is inserted immediately after the text "Loan Documents" contained in clause (i) of subsection 8.1(a) of the Credit Agreement.

         (d) The text "or as described in clause (i) above" is inserted immediately after the text "Obligations" contained in clause (ii) of subsection 8.1(a) of the Credit Agreement.

         (e) The text "Three Million Dollars ($3,000,000)" contained in the definition of Term Loan B Commitment appearing in Annex A to the Credit Agreement is hereby replaced with the text "Five Million Dollars ($5,000,000)".

         (f) The text "Forty-One Million Dollars ($41,000,000)" contained in the definition of

Commitment or Commitments appearing in Annex A to the Credit Agreement is hereby replaced with the text "Forty-Three Million Dollars ($43,000,000)".

                  2. Conditions to Effectiveness. This Amendment shall become effective on the date that each of the following conditions has been satisfied in accordance with its terms, all in a manner satisfactory to
         Agent:

                  (a) Warranties and Representations. All of the warranties and representations of Borrower contained in the Credit Agreement and in the other Loan Documents (including, without limitation, this Amendment) shall be true and correct in all material respects, except those representations and warranties which expressly relate to an earlier date.

                  (b) No Material Adverse Change. No event shall have occurred (and neither Agent nor Lenders shall have become aware of any facts or conditions not previously known) or be continuing which Agent shall determine has, or could be expected to have, a Material Adverse Effect.

                  (c) No Default or Event of Default. Neither a Default nor an Event of Default shall have occurred and be continuing or would result herefrom.

                  (d) No Litigation. No litigation, investigation or proceeding before any court, governmental agency, or arbitrator shall be pending or threatened against Borrower, any Subsidiary of Borrower, or any officer, director, or executive of Borrower or such Subsidiary (A) in connection with the Credit Agreement or the other Loan Documents or (B) which, if adversely determined, would, in the sole and absolute opinion of Agent, have a Material Adverse Effect, and no injunction, writ, restraining order or other order of any material nature adverse to Borrower or any of its Subsidiaries shall have been issued or threatened by any court or governmental agency.

                  (e) Amendment. Agent shall have received a duly executed original of this Amendment.

                  (f) Third Amendment to Warrant. Agent shall have received a duly executed original of a Third Amendment to Warrant of even date herewith between Borrower and GE Capital.

                  (g) First Amended Term Loan B Note. Agent shall have received a duly executed original of a First Amended Term Loan B Note of even date herewith by Borrower in favor of GE Capital, as a Lender.

                  (h) First Amended ARTRA Note. Agent shall have received a duly executed original of a First Amended ARTRA Note of even date herewith by ARTRA in favor of Borrower, duly endorsed by Borrower in favor of Agent as additional Collateral securing the Obligations.

                  (i) Subordination Agreement. Agent shall have received a duly executed original of a Subordination Agreement of even date herewith among Agent, ARTRA and Borrower addressing Borrower's obligations under the Tax Sharing Agreement.

                  (j) Officer's Certificate. Agent shall have received a duly executed original certificate dated as of the date hereof by Borrower's chief financial officer stating, and Borrower hereby represents and warrants, that (1) since the Closing Date, there has been (i) no Material Adverse Effect on the business, operations, financial condition, prospects or projections of Borrower, the industries in which it operates, or any of its Subsidiaries, (ii) no litigation which has commenced which could be expected to have any such Material Adverse Effect or challenge any of the transactions contemplated by the Agreement and the other Loan Documents, (iii) except as expressly permitted by the Credit Agreement, as amended hereby, no dividends, distributions, payments, loans, contributions, fees or other transfers of cash, property or other assets to any stockholder or Affiliate of Borrower, including, without limitation, ARTRA or its employees, directors, officers or Affiliates, (iv) except as expressly permitted by the Credit Agreement, as amended hereby, no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries and (v) no Event of Default which has occurred and is continuing and (2) consents and acknowledgments have been obtained from all Persons whose consents and acknowledgments may be required, including, but not limited to, Borrower's and Parent's stockholders and all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party, and the transactions to be consummated in connection herewith and therewith.

                  (k) Secretary's Certificate. Agent shall have a duly executed original certificate dated the date hereof by Borrower's corporate secretary or an assistant secretary stating that (i) since the Closing Date, there has been no amendment or other modification (nor any proposal therefor) to Borrower's certificate or articles of incorporation or bylaws and that each of the foregoing is in full force and effect, (ii) the resolutions attached thereto are of its Board of Directors and, as required, stockholders, approving and authorizing the execution, delivery and performance of this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party, and the transactions to be consummated in connection herewith and therewith and that each of the foregoing resolutions is in full force and effect without any modification or amendment, (iii) the officers of Borrower executing this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party are the incumbent officers of the Borrower and, as such, are authorized to execute each of such documents and (iv) Borrower is in good standing in its state of incorporation and in good standing and qualified to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

                  (l) Opinion of Counsel. Agent shall have received a duly executed opinion of counsel for Borrower and ARTRA with respect to the transactions contemplated hereby.

                  (m) Prohibitive Actions. No action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of all or any part of such transactions contemplated by this Amendment, nor has any judgment, order, injunction or other restraint been issued or filed, nor is any hearing seeking injunctive relief or other restraint pending or noticed which prohibits or imposing material adverse conditions upon all or any part of the transactions contemplated by this Amendment.

                  (n) Fees, Costs and Expenses; Amendment Fee. Agent shall have received payment of all fees, costs and expenses, including, without limitation, attorney's fees and expenses and as otherwise due pursuant to Section 11.3 of the Credit Agreement, incurred by Agent through the date hereof, together with a fully earned and non-refundable amendment fee in the amount of $75,000 as consideration for the execution and delivery of this Amendment by Agent and Lenders, which amendment fee Borrower hereby acknowledges as being due and payable by Borrower to Agent as of the date hereof.

                  (o) Other Requirements. Agent shall have received all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages, guarantees, opinions, pledges and other documents or instruments which are provided for hereunder, or which Agent may at any time request.

                  3. Releases; Indemnities. In further consideration of Agent's and Lenders' execution of this Amendment, Borrower, individually and on behalf of its successors (including, without limitation, any trustee acting on its behalf and any debtor-in-possession with respect to it), assigns, subsidiaries and affiliates, hereby forever releases Agent and Lenders and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take on or prior to the date hereof with respect to the Obligations, any Collateral, the Credit Agreement, any Loan Document and any third parties liable in whole or in part for the Obligations. Borrower hereby agrees to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, any other Loan Document or any other document executed in connection therewith. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

                  4. Status of Loan Documents; Reference to Credit Agreement. Except as specifically modified and amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Amendment," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Credit Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement, as amended and modified hereby pursuant to the terms hereof.

                  5. No Amendments. No amendment or modification of any provision of this Amendment shall be effective without the written agreement of Agent and Borrower, and no termination or waiver of any provision of this Amendment, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  6. Benefit of Agreement; Relationship Between Parties. This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Amendment. The relationship of Agent and Lenders, on the one hand, and Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in the Credit Agreement or any other Loan Document, or any instrument, document or agreement delivered in connection therewith, shall be deemed or construed to create a fiduciary relationship between or among the parties hereto.

                  7. No Assignment. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Requisite Lenders.

                  8. Section Titles. The Section and subsection titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties.

                  9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  10. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                  11. Incorporation by Reference. Sections 10.10 and 10.14 of the Credit Agreement are hereby incorporated herein by reference in their entirety with the same effect as if set forth herein in full.

                  IN WITNESS WHEREOF, this Second Amendment to Credit Agreement has been duly executed as of the date first written above.


                                            BAGCRAFT CORPORATION OF
                                            AMERICA


                                            By:___________________________

                                            Title:________________________



                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION


                                            By:___________________________

                                            Title:  Duly Authorized Signatory

                         FIRST AMENDED TERM LOAN B NOTE



                                                            Chicago, Illinois
$5,000,000.00                                                    May 15, 1997


                  FOR VALUE RECEIVED, the undersigned, BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), at the address of General Electric Capital Corporation, as Agent for Lenders, 201 High Ridge Road, Stamford, CT 06927-5100, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00). Capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement (as hereinafter defined) and Schedule A thereof.

                  This First Amended Term Loan B Note (this "Note") is issued pursuant to that certain Amended and Restated Credit Agreement, dated as of December 30, 1996, by and between Borrower, GE Capital, as Agent, and the Lenders named therein (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

                  If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

                  This Note is issued in replacement of and substitution for, and not in payment of, the Term Loan B Note dated May 5, 1997, and Term Loan B, including interest and all other amounts owing in respect thereof, shall be deemed to continue and shall be evidenced hereby and paid in accordance with the terms hereof.

                  THIS  NOTE  HAS  BEEN  EXECUTED,  DELIVERED  AND  ACCEPTED  AT
CHICAGO, ILLINOIS AND SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.


                                             BAGCRAFT CORPORATION OF AMERICA

                                             By:_____________________________
                                             Title:__________________________

                     FIRST AMENDED INTERCOMPANY DEMAND NOTE



                                                             Chicago, Illinois
$5,000,000.00                                                     May 15, 1997


                  FOR VALUE RECEIVED, ARTRA GROUP INCORPORATED, a Pennsylvania corporation (the "Payor"), hereby promises to pay to the order of BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation, or its registered assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the amount of (a) FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00) and (b) interest thereon until paid at the rate from time to time payable with respect to Term Loan B under that certain Credit Agreement dated December 30, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition are so used as defined in the Credit Agreement) among the Payee, Agent and the parties signatory thereto as Lenders.

                  The principal balance hereof, together with all accrued interest then due and payable thereon, shall be due and payable in full on the first to occur of (i) May 8, 1998, (ii) the Commitment Termination Date, (iii) the acceleration of the Revolving Credit Loan and (iv) demand by Payee hereunder. Payor may prepay all or any part of the principal or accrued interest at any time and from time to time, without premium or penalty. All partial prepayments shall be applied first to accrued and unpaid interest and then to the unpaid principal amount hereof. Interest due hereunder shall be paid at such times as are specified in the Credit Agreement for interest payable with respect to Term Loan B.

                  Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection herewith.

                  The Payee is hereby directed to record the loan evidenced hereby, and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                  All  payments   hereunder   shall  be  made  without   offset,
counterclaim or deduction of any kind.

                  This First Amended Intercompany Demand Note (this "Note") is issued in replacement of and substitution for, and not in payment of, the Intercompany Demand Note dated May 5, 1997, and the Indebtedness evidenced thereby, including interest and all other amounts owing in respect thereof, shall be deemed to continue and shall be evidenced hereby and paid in accordance with the terms hereof.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).



                                                  ARTRA GROUP INCORPORATED

                                                  By:_____________________
                                                  Title:__________________







                                                  ACKNOWLEDGMENT

                  The Payee hereby waives all rights of set-off, defalcation or similar rights it may otherwise have against the Payor or any amounts at any time owing by the Payee to the Payor as a result of amounts owing by the Payor to the Payee under this Note.

                  This Note and all of the rights of the Payee hereunder have been pledged to General Electric Capital Corporation, as Agent ("Agent"), as additional Collateral securing the Obligations pursuant to the terms of that certain Stock Pledge Agreement dates as of December 17, 1993 (as amended, restated, supplemented or otherwise modified from time to time) among the Payee and Agent.


Acknowledged and Agreed:


BAGCRAFT CORPORATION OF AMERICA

By:__________________________
Title:_______________________













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